Exhibit 5







                             March 31, 1997



Cerner Corporation
2800 Rockcreek Parkway
Suite 601
Kansas City, Missouri  64117

Ladies and Gentlemen:

          We refer to Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 No. 33-39777 (the "Registration Statement") of Cerner Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission on or about April 10, 1997 for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 66,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. These shares of Common Stock are proposed to be issued upon the exercise of stock options pursuant to Cerner Corporation Nonqualified Stock Option Plan D (the "Plan"), and are being added to the shares of Common Stock covered by the Registration Statement pursuant to Rule 416 promulgated under the Securities Act as a result of a recent 100% stock dividend with respect to the Common Stock.

          We have examined the Restated Certificate of Incorporation, as amended, the Bylaws of the Company, as currently in effect, minutes of the applicable meetings of the Board of Directors and stockholders of the Company, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion.

          Based upon the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. All necessary corporate action has been taken to authorize the issuance of the aforesaid 66,000 shares of Common Stock and all such shares of Common Stock as shall be issued and paid for as described in the Plan shall be, when so issued, legally issued, fully paid and nonassessable.

          We hereby consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. We also consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.


                                   Very truly yours,

                                   /s/ Stinson, Mag & Fizzell, P.C.

                                   STINSON, MAG & FIZZELL, P.C.